Registration No. 333-________
                                       As filed with the Securities and Exchange
                                       Commission on July 1, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         First Federal Bankshares, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                     42-1485449
     (State of Incorporation)                  (IRS Employer Identification No.)

                                329 Pierce Street
                             Sioux City, Iowa 51101
                    (Address of Principal Executive Offices)

                             ----------------------

    First Federal Savings Bank of Siouxland 1992 Incentive Stock Option Plan
               First Federal Savings Bank of Siouxland 1992 Stock
                       Option Plan for Outside Directors
   First Federal Savings Bank of Siouxland 1992 Recognition and Retention Plan
      First Federal Bank Employee's Savings & Profit Sharing Plan and Trust
                            (Full Title of the Plans)

                                   Copies to:
    Barry E. Backhaus                              Robert I. Lipsher, Esquire
President and Chief Executive Officer       Luse Lehman Gorman Pomerenk & Schick
First Federal Bankshares, Inc.                    A Professional Corporation
     329 Pierce Street                         5335 Wisconsin Ave., N.W., #400
   Sioux City, Iowa 51101                         Washington, D.C.  20015
       (712) 277-0200                                   (202) 274-2000

    (Name, Address and Telephone
     Number of Agent for Service)

                         -----------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. :


--------------------------------------------------------------------------------------------------------------------

Title of                                       Proposed               Proposed
Securities              Amount                 Maximum                Maximum                 Amount of
to be                   to be                  Offering Price         Aggregate               Registration
Registered              Registered (1)         Per Share              Offering Price          Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, par
value $.01 per share   64,254 shares (2)        $6.8578 (3)             $440,640                $--

Common Stock, par
value $.01 per share   12,451 shares (4)        $8.2824 (3)             $103,125                $--

Common Stock, par
value $.01 per share    3,294 shares (5)        $9.63   (3)            $  31,722                $--


        Total:              79,999 shares                              $575,487                 $160
                            =============                               ========                ====

Participation interests       --     (6)        $0       (7)           $0    (7)                 --      (7)

--------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Federal Savings Bank of Siouxland 1992 Incentive Stock Option Plan (the "1992 Incentive Plan"), the First Federal Savings Bank of Siouxland 1992 Stock Option Plan for Outside Directors (the "1992 Directors Plan"), and the First Federal Savings Bank of Siouxland 1992 Recognition and Retention Plan (the "1992 Recognition Plan" and collectively, the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to the 1992 Incentive Plan.
(3) Determined by the various exercise prices of the options granted pursuant to 17 C.F.R. ss. 230.457(h)(1), and the average of the high and low sales prices of the other shares registered pursuant to 17 C.F.R 230.457(c).
(4) Represents the number of shares currently reserved for issuance pursuant to the 1992 Directors Plan.
(5) Represents the number of shares currently reserved for issuance pursuant to the 1992 Recognition Plan.
(6) Represents an indeterminate number of interests in the First Federal Bank Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan").
(7) The registration fee has been determined pursuant to Securities Act Rule 457(h)(2).

                      ------------------------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     This Registration Statement relates to the registration of (i) 64,254 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1992 Incentive Plan; (ii) 12,451 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1992 Directors Plan; (iii) 3,294 shares of Common Stock reserved for issuance and delivery upon grants under the 1992 Recognition Plan; and (iv) an indeterminate number of interests in the 401(k) Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the 1992 Incentive Plan, the 1992 Directors Plan, the 1992 Recognition Plan, and the 401(k) Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Company's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 on February 26, 1999 and the audited financial statements in the Company's Registration Statement on Form S-1 (Commission File No. 333-69245) filed by the Company under the Securities Act of 1933 with the SEC on December 18, 1998, as amended on January 6, 1999, January 22, 1999, February 9, 1999, and February 12, 1999, and incorporated by reference to the Registration Statement on Form 8-A filed by the Company under the Securities Exchange Act of 1934 on March 8, 1999.

     (b) The description of Common Stock contained in the Registration Statement on Form S-1 (Commission File No. 333-69245) filed by the Company under the Securities Act of 1933 with the SEC on December 18, 1998, as amended on January 6, 1999, January 22, 1999, February 9, 1999, and February 12, 1999, and
incorporated by reference to the Registration Statement on Form 8-A filed by the Company under the Securities Exchange Act of 1934 on March 8, 1999.

     (c) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999 (File No. 0-25509) filed under the Securities Exchange Act of 1934.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the 1992 Incentive Plan, the 1992 Directors Plan, and the 1992 Recognition Plan.

     The terms of the indemnification are set forth in the Registrant's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Registrant to indemnify the director for the amount claimed, but the burden of proving such defense is on the Registrant.

     The Registrant is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

         The exhibit index immediately precedes the attached exhibits.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1992 Incentive Plan, the 1992 Directors Plan, the 1992 Recognition Plan and the 401(k) Plan; and

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------




         5        Opinion  of  Luse   Lehman   Gorman   Pomerenk  &  Schick,   A
                  Professional Corporation as to the legality of the Common Stock registered hereby.

         10.1 First Federal Savings Bank of Siouxland 1992 Incentive Stock Option Plan (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-69245) filed by the Company under the Securities Act of 1933 with the SEC on December 18, 1998, as amended on January 6, 1999, January 22, 1999, February 9, 1999, and February 12,
                  1999).

         10.2 First Federal Savings Bank of Siouxland 1992 Stock Option Plan for Outside Directors (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-69245) filed by the Company under the Securities Act of 1933 with the SEC on December 18, 1998, as amended on January 6, 1999, January 22, 1999, February 9, 1999, and February 12, 1999).

         10.3 First Federal Savings Bank of Siouxland 1992 Recognition and Retention Plan (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-69245) filed by the Company under the Securities Act of 1933 with the SEC on December 18, 1998, as amended on January 6, 1999, January 22, 1999, February 9, 1999, and February 12,
                  1999).

         10.4 First Federal Bank Employees' Savings & Profit Sharing Plan and Trust (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-69245) filed by the Company under the Securities Act of 1933 with the SEC on December 18, 1998, as amended on January 6, 1999, January 22, 1999, February 9, 1999, and February 12,
                  1999).

         23.1     Consent  of  Luse   Lehman   Gorman   Pomerenk  &  Schick,   A
                  Professional Corporation (contained in the opinion included as Exhibit 5).

         23.2     Consent of KPMG Peat Marwick LLP.

         99.1 401(k) Plan Prospectus Supplement (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-69245) filed by the Company under the Securities Act of 1933 with the SEC on December 18, 1998, as amended on January 6, 1999, January 22, 1999, February 9, 1999, and February 12, 1999).

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S_8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux City, Iowa, on this 30th day of June, 1999.

                                    First Federal Bankshares, Inc.


                                    By:      /s/ Barry E. Backhaus
                                             -----------------------------------
                                             Barry E. Backhaus, President and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of First Federal Bankshares, Inc. (the "Company") hereby severally constitute and appoint Barry E. Backhaus as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Barry E. Backhaus may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Barry E. Backhaus shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signatures                   Title                                         Date


/s/ Barry E. Backhaus        President, Chief Executive           June 30, 1999
-------------------------    Officer and Chairman of the Board
Barry E. Backhaus            (Principal Executive Officer)


/s/ Jon G. Cleghorn          Executive Vice President/Chief       June 30, 1999
-------------------------    Operating Officer and Director
Jon G. Cleghorn


/s/ Katherine A. Bousquet    Vice President and Treasurer         June 30, 1999
-------------------------    (Principal Financial and
Katherine A. Bousquet        Accounting Officer)


/s/ Dr. Nancy A. Boysen      Director                             June 30, 1999
-------------------------
Dr. Nancy A. Boysen

/s/ Harland D. Johnson             Director                       June 30, 1999
-------------------------
Harland D. Johnson


/s/ Allen J. Johnson               Director                       June 30, 1999
-------------------------
Allen J. Johnson


/s/ Dennis B. Swanstrom            Director                       June 30, 1999
-------------------------
Dennis B. Swanstrom


/s/ Gary L. Evans                  Director                       June 30, 1999
-------------------------
Gary L. Evans


/s/ Paul W. Olson                  Director                       June 30, 1999
-------------------------
Paul W. Olson


/s/ David Van Engelenhoven         Director                       June 30, 1999
-------------------------
David Van Engelenhoven


/s/ David S. Clay                  Director                       June 30, 1999
-------------------------
David S. Clay


/s/ Steven L. Opsal                Executive Vice President       June 30, 1999
-------------------------          and Director
Steven L. Opsal